UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): August 17, 2006

                       Industrial Electric Services, Inc.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

            Florida                             1731                  20-3505071

(State or other jurisdiction of     (Primary Standard Industrial       IRS I.D.
 incorporation or organization)      Classification Code Number)

         289 Blue Sky Parkway                         40509
         Lexington KY

(Address of principal executive offices)            (Zip Code)

Registrant's telephone number: 859-685-0006

File Number: 333-129355

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

================================================================================

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1.01 Entry into a Material Definitive Agreement.

(a)(1) If the registrant has entered into a material definitive agreement not made in the ordinary course of business of the registrant, or into any amendment of such agreement that is material to the registrant, disclose the following information:

      o     the date on which the agreement was entered into or amended:
            8/14/2006

      o the identity of the parties to the agreement: Industrial Electric Services, Inc. ("IES"), Edward Lynch and Keith Yates

      o a brief description of any material relationship between the registrant or its affiliates and any of the parties, other than in respect of the material definitive agreement or amendment: Edward Lynch, CEO and Director, and Keith Yates, COO and Director

(a)(2) a brief description of the terms and conditions of the agreement or amendment that are material to the registrant.

Transfer of Assets, Payoff of Related Debt and Release From
Non-solicitation/Non-Compete Agreement.

IES transfers to Yates the following assets ("Assets"):

      o     The name "Industrial Electric Services" for use in Kentucky only.

      o     The tangible assets set forth on Schedule 2.A attached hereto.

      o The right to collect invoices for Job 44 of $1,870 and Job 52 of $3,100, which were recorded in allowance for doubtful accounts of IES 3/31/06 financial statements. All other accounts receivable shall be collected and all accounts payable shall be paid as of June 30, 2006.

Yates shall assume and pay off two truck loans with Huntington Bank and Chrysler Financial.

IES releases Yates from the terms of any valid and binding non-solicitation/compete agreement or understanding with IES.

In addition, Lynch purchased Yates stock and agreed to pay off the IES line of credit from proceeds of the sale of his controlling interest in the company.

The parties agreed that the agreement would be deemed effective April 1, 2006 for financial statement purposes.

Item 2.01 Completion of Acquisition or Disposition of Assets.

If the registrant or any of its majority-owned subsidiaries has completed the acquisition or disposition of a significant amount of assets, otherwise than in the ordinary course of business, disclose the following information:

(a) the date of completion of the transaction: 8/14/2006

(b) a brief description of the assets involved: Trucks and related accessories, computer, electrical installation equipment, name and certain limited accounts receivable

(c) the identity of the person(s) from whom the assets were acquired or to whom they were sold and the nature of any material relationship, other than in respect of the transaction, between such person(s) and the registrant or any of its affiliates, or any director or officer of the registrant, or any associate of any such director or officer: N/A

(d) the nature and amount of consideration given or received for the assets and, if any material relationship is disclosed pursuant to paragraph (c) of this Item 2.01, the formula or principle followed in determining the amount of such consideration: Sold to Keith Yates, COO and Director for agreement to assume and pay off two truck loans with Huntington Bank and Chrysler Financial, as we believed such loans exceeded or equaled the value of assets transferred.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) If the registrant's principal executive officer, president, principal financial officer, principal accounting officer, principal operating officer or any person performing similar functions retires, resigns or is terminated from that position, or if a director retires, resigns, is removed, or refuses to stand for re-election (except in circumstances described in paragraph (a) of this Item 5.02), disclose the fact that the event has occurred and the date of the event: Keith Yates, COO and Director, resigned 8/14/2006.

                  Section 9--Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

      Exhibits. The following Exhibits have been filed as a part of this Report:

Exhibit
Number            Description of Exhibit
-------           ----------------------

10.1              Agreement between IES, Edward Lynch and Keith Yates


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Industrial Electric Services, Inc.

                                        /s/ Edward Lynch
                                        ---------------------------
                                        Edward Lynch,
                                        Chief Executive Officer

DATED: August 18, 2006